                                                                EXHIBIT 12.2(a)

                                    AIRTOUCH
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                             THREE MONTHS
                                                ENDED                FOR THE YEAR ENDED DECEMBER 31,
                                              MARCH 31,     --------------------------------------------------
                                                 1996        1995       1994       1993       1992       1991
                                             ------------   ------     ------     ------     ------     ------
                                                                   (DOLLARS IN MILLIONS)
EARNINGS
Reported pre-tax income before cumulative
  effect of accounting change..............     $ 93.6      $245.0     $206.4     $107.9     $ 14.4     $ 92.9
  Add back:
    Minority interests in the income of
      consolidated wireless systems........        8.5        36.5       16.3       46.4       45.5       45.2
    Equity in net losses, net of income, of
      less-than-fifty-percent-owned
      unconsolidated wireless systems......        2.7        28.2       11.2       29.8       30.4       14.4
    Distributed income of
      less-than-fifty-percent-owned
      unconsolidated wireless systems......        0.0         1.7        1.1        8.7        7.8        0.0
    Fixed charges included in reported
      pre-tax income.......................       13.3        32.6       24.5       34.5       64.3       46.8
                                                ------      ------     ------     ------     ------     ------
         Total.............................     $118.1      $344.0     $259.5     $227.3     $162.4     $199.3
                                                ======      ======     ======     ======     ======     ======
FIXED CHARGES
Total interest on debt.....................     $ 17.3      $ 28.2     $ 10.7     $ 25.8     $ 56.5     $ 49.2
 1/3 operating rental expense..............        4.9        19.6       14.2       12.4       11.4        9.2
                                                ------      ------     ------     ------     ------     ------
         Total.............................     $ 22.2      $ 47.8     $ 24.9     $ 38.2     $ 67.9     $ 58.4
                                                ======      ======     ======     ======     ======     ======
RATIO OF EARNINGS TO FIXED CHARGES.........        5.3         7.2       10.4        6.0        2.4        3.4
                                                ======      ======     ======     ======     ======     ======

                                                                EXHIBIT 12.2(b)
                                                                Page 1 of 2

                                    AIRTOUCH

                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


(Dollars in millions)                                                            Pro Forma
                                                       Pro Forma    Pro Forma    CCI Merger
PRO FORMA EARNINGS                                    as if Notes      CCI          and
                                                        Sold(1)      Merger       Phase II
                                                        -------     ---------     ---------
Pre-tax income                                          $ 215.4      $ 163.9      $ 129.2
  Add back:
    Minority interests in the income (loss) of
      consolidated wireless systems                        36.5         37.4        (19.9)
    Equity in net losses of less-than-
      fifty-percent-owned unconsolidated
      wireless systems                                     28.2         26.3         35.9
  Distributed income of less-than-
      fifty-percent-owned unconsolidated
      wireless systems                                       1.7         1.7          1.7
  Fixed charges included in reported
    pre-tax income                                         62.2        129.5        126.5
                                                        -------      -------      -------
Total                                                   $ 344.0      $ 358.8      $ 273.4
                                                        -------      -------      -------

PRO FORMA FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Total interest on debt                                  $  57.8      $ 123.8      $ 118.6
1/3 operating rental expense                               19.6         20.9         23.1
Preferred stock dividends(4)                                -          128.7        154.1
                                                        -------      -------      -------
Total                                                   $  77.4      $ 273.4      $ 295.8
                                                        -------      -------      -------

PRO FORMA RATIO OF EARNINGS TO
  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS               4.4          1.3          N/A(5)
                                                        =======      =======      =======


                            See accompanying notes.

                                                                 EXHIBIT 12.2(b)
                                                                 Page 2 of 2

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996


(Dollars in millions)                                                            Pro Forma
                                                       Pro Forma    Pro Forma     CCI and
PRO FORMA EARNINGS                                    as if Notes      CCI        Phase II
                                                        Sold(1)     Merger(2)     Merger(3)
                                                        -------     ---------     ---------
Pre-tax income                                          $  92.0      $  77.8      $  71.1
  Add back:
    Minority interests in the income of
      consolidated wireless systems                         8.5          8.7         (7.6)
    Equity in net losses of less-than-
      fifty-percent-owned unconsolidated
      wireless systems                                      2.7          -            7.1
  Distributed income of less-than-
      fifty-percent-owned unconsolidated
      wireless systems                                      -            -            -
  Fixed charges included in reported
    pre-tax income                                         14.9         27.5         28.2
                                                        -------      -------      -------
Total                                                   $ 118.1      $ 114.0      $  98.8
                                                        -------      -------      -------

PRO FORMA FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Total interest on debt                                  $  18.9      $  31.1      $  31.3
1/3 operating rental expense                                4.9          5.3          5.8
Preferred stock dividends(4)                                -           28.2         29.6
                                                        -------      -------      -------
Total                                                   $  23.8      $  64.6      $  66.7
                                                        -------      -------      -------

PRO FORMA RATIO OF EARNINGS TO
  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS               5.0          1.8          1.5
                                                        =======      =======      =======

(1) Adjusted to reflect issuance of $500 million principal amount of debt bearing interest at an assumed interest rate of 7%.

(2) Adjusted to reflect consummation of acquisition of Cellular Communications, Inc., as described in AirTouch's Registrations Statement on Form S-4 (No. 333-03107).

(3) Adjusted to reflect the consummation of the second phase of the Company's transaction with U S WEST, Inc., as described in Item 1, "Business" of the Company's Annual Report on Form 10-K for the period ended December 31, 1995, as amended (File No. 1-12342).

(4) Pro forma preferred stock dividends of $13.7 million for the three months ended March 31, 1996 and $54.7 million for the year ended December 31, 1995 have been increased to the amount of pro forma pre-tax earnings which would be required to cover such dividends based on the effective income tax rate for the periods presented.

(5) Pro forma earnings do not cover pro forma combined fixed charges and preferred stock dividends by $22.4 million.